UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of the
Securities Exchange Act of 1934

October 24, 2003

Date of Report
(Date of earliest event reported)

T. Rowe Price Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-32191	52-2264646

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East Pratt Street, Baltimore, Maryland 21202

(Address including Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code:  (410)-345-2000

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits. The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-K.

99	Press Release issued October 24, 2003

Item 12. Disclosure of Results of Operations and Financial Condition.

     On October 24, 2003, T. Rowe Price Group, Inc. issued a press release announcing its financial results for the three- and nine-months ended September 30, 2003. A copy of the release is furnished as Exhibit 99 to this Current Report on Form 8-K.

     The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on October 24, 2003.

T. Rowe Price Group, Inc.

By:	/s/ Cristina Wasiak Vice President and Chief Financial Officer